Exhibit 1.1

Benefitfocus, Inc.

Common Stock, par value $0.001 per share

Underwriting Agreement

February 28, 2019

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the

several Underwriters listed in

Schedule II hereto

Ladies and Gentlemen:

Benefitfocus, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company named in Schedule I hereto (the “Selling Stockholders”) confirm their respective agreements with the Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (“Representatives”), with respect to (i) the sale by the Selling Stockholders and the purchase by the Underwriters, subject to the terms and conditions stated herein, of the respective number of shares (the “Firm Shares”) of Common Stock, $0.001 par value (the “Stock”), of the Company set forth in Schedule II hereto and, (ii) at the election of the Underwriters, the purchase by the Underwriters of up to 855,714 additional shares (the “Optional Shares”) of Stock being sold by the Selling Stockholders. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1. (a) The Company represents and warrants to, and agrees with the Underwriters that:

(i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-229877) (the “Initial Registration Statement”) covering the public offering and sale of the Shares, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the Act Regulations (“Rule 462(e)”). No other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission (other than prospectuses filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act); and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose pursuant to Section 8A of the Act has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, and Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the last sentence of the third paragraph under the heading “Underwriting” relating to underwriter commission and concession, and the information in the tenth paragraph relating to price stabilization (including the bullet subparagraphs thereunder), in each case contained in the Prospectus (the “Underwriter Information”);

(iii) For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(iv) The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of each applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than the grant or exercise of equity awards under the Company’s plans, or the exercise of warrants as disclosed in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance of the Company of its obligations under this Agreement (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(vii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and each such subsidiary has been listed in the Registration Statement;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights and conform to the description of the Stock contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ Stock Market (“NASDAQ”)and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(xi) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(xii) This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) The execution, delivery and performance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of (A) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the provisions of the certificate of incorporation or by-laws of the Company or any subsidiary or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of the foregoing clauses (A) and (C) for violations that would not individually or in the aggregate have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the sale of the Shares contemplated hereby, the registration of the Stock under the Exchange Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NASDAQ in connection with the purchase and distribution of the Shares by the Underwriters;

(xiv) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xv) The statements set forth or incorporated by reference in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Material U.S. Federal Tax Considerations Applicable to Non-U.S. Holders” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the captions “Risk Factors – Risks Related to Regulation”, “Risk Factors – Risks Related to Ownership of Our Common Stock – Our business is subject to changing regulations regarding corporate governance, disclosure controls, internal control over financial reporting, and other compliance areas that will increase both our costs and the risk of noncompliance”, and incorporated by reference therein from the Company’s Form 10-K for the fiscal year ended December 31, 2018, and under the caption “Business – Government Regulation”, incorporated by reference therein from the Company’s Form 10-K for the fiscal year ended December 31, 2018, insofar as such statements describe the state, federal and foreign government and/or administrative healthcare laws, rules and regulations which are applicable to the Company and its subsidiaries, are accurate, complete and fair; to the knowledge of the Company there are no applicable state, federal and/or administrative healthcare laws, rules and regulations that as of this date are material to the business of the Company or any of its subsidiaries, which are not described in the Prospectus;

(xvi) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvii) The Company is not required, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required, to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder (the “Investment Company Act”);

(xviii) (A) At the original effectiveness of the Initial Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405);

(xix) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xx) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act, the rules and regulations of the Commission thereunder and the Public Accounting Oversight Board;

(xxi) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement comply with the applicable requirements of the Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as disclosed therein; the supporting schedules included or incorporated by reference in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act and the rules and regulations of the Commission thereunder; to the extent included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, the pro forma financial information and the related notes thereto and supporting schedules included or incorporated by reference therein have been prepared in accordance with the applicable requirements of the Act and Regulation S-X, and the assumptions underlying such pro forma financial information are reasonable and are set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus in all material respects; and all other financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby;

(xxii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxiv) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxv) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxvi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective;

(xxvii) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxviii) The Company and its subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission to the patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, proprietary rights and processes (collectively, “Intellectual Property”) necessary for their business as described in the Pricing Prospectus and the Prospectus and, to the Company’s knowledge, necessary in connection with the products and services under development, without any known conflict with or infringement of the interests of others, and have taken all reasonable steps necessary to secure interests in such Intellectual Property and have taken all reasonable steps necessary to secure assignment of such Intellectual Property from its employees and contractors; except as set forth in the Pricing Prospectus and the Prospectus, there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company or any of its subsidiaries; except as set forth in the Pricing Prospectus and the Prospectus, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be set forth in the Pricing Prospectus and the Prospectus; except as set forth in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Pricing Prospectus and the Prospectus; none of the technology employed by the Company has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its directors or executive officers or any of its employees or otherwise in violation of the rights of any persons; except as disclosed in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any communications alleging that the Company or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Pricing Prospectus and the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect; and the Company and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession;

(xxix) The Company and its subsidiaries have (I) paid all federal, state, local and foreign taxes required to be paid through the date hereof, except any such taxes being contested in good faith and adequately reserved, and (II) filed all tax returns required to be filed through the date hereof; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(xxx) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus and the Prospectus, the lack of which would result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course;

(xxxi) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(xxxii) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its subsidiaries’ principal suppliers, manufacturers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party;

(xxxiii) (I) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (II) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Plan that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (III) neither the Company nor any member of its Controlled Group have ever maintained or contributed to or participated in a Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA) or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; and (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries;

(xxxiv) (I) The Company and its subsidiaries (A) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, orders and other legally enforceable requirements relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability (including, without limitation, such liability of a third party that could reasonably be expected to adversely affect the Company or any of its subsidiaries) under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (II) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (I) and (II) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (III) except as described in the Pricing Prospectus and the Prospectus, (A) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(xxxv) Except as would not have a Material Adverse Effect, neither the Company nor any of the subsidiaries has violated (I) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (II) any applicable wage or hour laws or (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder;

(xxxvi) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and is ordinary and customary for comparable companies in the same or similar businesses; and neither the Company nor any of its subsidiaries has (I) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (II) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(xxxvii) Neither the Company nor any of its subsidiaries, nor any director, officer, employee or affiliate thereof, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has made or will make any direct or indirect offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxix) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively,

“Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria), and for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(xl) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required by any statute or any order, rule or regulation of any court or governmental agency or body having any jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;

(xli) There are no persons with registration rights or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as may be described in the Pricing Prospectus and the Prospectus. The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise effectively waived;

(xlii) The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the Exchange;

(xliii) The Company has operated its business in a manner compliant in all material respects with all privacy and data protection laws and regulations and all contractual obligations applicable to the Company’s collection, handling, and storage of its customers’ data. The Company has policies and procedures in place designed to ensure the integrity and security of the data collected, handled or stored in connection with the delivery of its product offerings. The Company complies with, has policies and procedures in place designed to ensure privacy and data protection laws are complied with and takes appropriate steps which are reasonably designed to assure compliance in all material respects with such policies and procedures. Such policies and procedures comply in all material respects with all laws and regulations applicable to the Company as well as all contractual obligations applicable to Company. The Company has required and does require all third parties to which it provides any data to maintain the privacy and security of such data, including by contractually requiring such third parties to protect such data from unauthorized access by and/or disclosure to any unauthorized third parties. The Company has not experienced any security incident that has materially compromised the privacy and/or security of any data;

(xliv) The Company has not and, to its knowledge, no one acting on its behalf has, (I) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares, (II) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (III) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company other than as contemplated in this Agreement;

(xlv) Since the date as of which information is given in the Pricing Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus, the Company has not (I) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans disclosed in the Pricing Prospectus or pursuant to outstanding options, rights or warrants, (II) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (III) entered into any material transaction not in the ordinary course of business or (IV) declared or paid any dividends on its capital stock; and

(xlvi) Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with the Underwriters solely with respect to itself that:

(i) The Selling Stockholder Information relating to such Selling Stockholder does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As used in this Agreement, the “Selling Stockholder Information” means information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus, it being understood and agreed that the Selling Stockholder Information so furnished by such Selling Stockholder consists solely of the name and address of the Selling Stockholder, the number of shares owned and the number of shares proposed to be sold by such Selling

Stockholder, and the information about the Selling Stockholder appearing in the text corresponding to the footnote adjacent to such Selling Stockholder’s name under the caption “Selling Stockholder” in the Pricing Prospectus and the Prospectus;

(ii) Such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(iii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) nor will such action result in any violation of the provisions of the organizational documents or, as applicable, the by-laws or membership agreement of such Selling Stockholder if such Selling Stockholder is a corporation or a limited liability company, or the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or (c) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, with respect to clauses (a) and (c), such as will not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder’s ability to consummate the transactions contemplated herein; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the registration of the Stock under the Exchange Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, the rules and regulations of FINRA or the NASDAQ in connection with the purchase and distribution of the Shares by the Underwriters;

(iv) Immediately prior to each Time of Delivery (as defined in Section 5(a) hereof) such Selling Stockholder will have good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefore pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriters;

(v) Such Selling Stockholder has executed and delivered a lock-up agreement to the Underwriters, in form and substance satisfactory to the Underwriters;

(vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder has delivered to you a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(viii) The Selling Stockholder has delivered to the Underwriters (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Stockholder undertakes to provide such additional supporting documentation as the Underwriters may reasonably request in connection with the verification of the foregoing Certification.

2. Subject to the terms and conditions herein set forth, (a) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and the Underwriters agree to purchase from the Selling Stockholders, at a purchase price per share of $46.8025, the number of Firm Shares set forth in Schedule I, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which the Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase hereunder.

3. The Selling Stockholders hereby grant to the Underwriters the right to purchase at their election up to 855,714 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5(a) hereof) or, unless you and the

Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. Upon the authorization by you of the release of the Shares, the Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to the Underwriters, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders to the Underwriters at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 5, 2019 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Underwriters in the written notice of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Underwriters, the Selling Stockholders and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(r) hereof, will be delivered at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. The Company agrees with the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by

Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery that you disapprove of promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order pursuant to Section 8A of the Act or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is otherwise not subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish you with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(e) During the period beginning from the date hereof and continuing to and including the date that is thirty (30) days after the date of the Prospectus (the “Lock-Up Period”), not to (I) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (II) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (I) or (II) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

(f) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders and not available on EDGAR, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission) that is not already publicly available and the delivery of which would not violate Regulation FD;

(i) To use its best efforts to list for quotation the Shares on the NASDAQ;

(j) Upon request of the Underwriters, to furnish, or cause to be furnished, to such Underwriters an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriters for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(k) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and the Underwriters represent and agree that, without the prior consent of the Company, the Underwriters have not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) hereto;

(l) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(m) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free

Writing Prospectus or other document to correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. The Company and the Selling Stockholders covenant and agree with one another and with the Underwriters that the Company will pay or cause to be paid all costs incident to the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement to the Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) one-half the cost of any aircraft chartered and any group transportation used by the Company in connection with the road show; (ix) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, in the form of a Canadian “wrapper” (including related, reasonable, documented fees and disbursements of Canadian counsel to the Underwriters); and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their other costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding pursuant to Section 8A of the Act for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in substantially the form attached as Annex III(a) hereto, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Wyrick Robbins Yates & Ponton LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in substantially the form attached as Annex III(b) hereto;

(d) Freshfields Bruckhaus Deringer US LLP, Maples and Calder and P+P Pöllath + Partners shall each have furnished to you their written opinions, dated such Time of Delivery, in substantially the form attached as Annex III(c) hereto;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt or convertible securities or preferred stock issued or guaranteed by the Company or its subsidiaries by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or South Carolina State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance for quotation on the NASDAQ;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of the Lock-Up Agreements from all directors and executive officers of the Company and all entities holding equity securities of the Company that are affiliated with a director or executive officer of the Company, as well as any other Lock-Up Agreements reasonably required by the Underwriters, substantially in the form of Annex I hereto, and the Selling Stockholders shall have executed and delivered a lock-up agreement to the Underwriters, in form and substance satisfactory to the Underwriters;

(k) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) At each Time of Delivery, the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, shall have furnished to the Underwriters a certificate, dated the respective dates of delivery thereof, to the effect that each such officer has carefully examined the Registration Statement, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Shares, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and at the Time of Delivery with the same effect as if made on the Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

(ii) no stop order suspending the effectiveness of the Registration Statement pursuant to Section 8A of the Act or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto).

(m) At each Time of Delivery, the Underwriters shall have received a certificate by or on behalf of each Selling Stockholder to the effect that (i) the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and at the Time of Delivery with the same effect as if made on the Time of Delivery; and (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

(n) At each Time of Delivery, the Underwriters shall have received a certificate of the Secretary of the Company, as to such matters as the Underwriters may reasonably request;

(o) At each Time of Delivery, the Chief Financial Officer of the Company, in his capacity as such, shall have furnished to the Underwriters a certificate, dated the respective dates of delivery thereof, with respect to certain financial and accounting information in the Registration Statement, the Pricing Prospectus, the Marketing Materials (as defined below) and the Prospectus, in form and substance satisfactory to the Underwriters;

(p) At each Time of Delivery, the Company and the Selling Stockholders shall have furnished to the Underwriters such additional information, certificates, opinions or documents as the Underwriters may reasonably request; and

(q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Time of Delivery prevent the sale of the Shares by the Selling Stockholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each Time of Delivery prevent the sale of the Shares by the Selling Stockholders.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the (i) Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or (ii) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (iii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which such Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Selling Stockholder Information furnished by such Selling Stockholder, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; provided, however, that the liability of each Selling Stockholder pursuant to this subsection (b) shall in no event exceed the product of the number of Shares sold by such Selling Stockholder and the initial public offering price of the Shares set forth in the Prospectus, less underwriting discounts and commissions.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each of the Selling Stockholders against any losses, claims, damages or liabilities to which the Company or each of the Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company or each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent the indemnifying party is materially prejudiced thereby through the forfeiture of substantive rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, respectively, on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, respectively, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions, but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) each Selling Stockholder shall not be required to contribute an amount in excess of the amount by which the aggregate public offering price, less underwriting discounts and commissions, of Shares sold by such Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. None of the Selling Stockholders will have any liability under this Section 9(e) unless such Selling Stockholder would have had any liability for indemnification under Section 9(b) in accordance with its terms. In addition, none of the Selling Stockholders shall have any liability under Sections 9(b) and 9(e) hereof in any amount in excess of the proceeds (less Underwriter’s discounts and commissions but before expenses) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder pursuant to this Agreement. The Underwriters’ obligations to contribute pursuant to paragraph (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, affiliate and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each director, officer, and affiliate of the Selling Stockholders and to each person, if any, who controls the Company or each of the Selling Stockholders, as applicable, within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the non-defaulting Underwriters may in their discretion arrange for the purchase such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained herein. If, within 36 hours after such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone such Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares that remain unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased at the Time of Delivery exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 7 hereof and except the provisions of Section 9 hereof shall not terminate and shall remain in effect; but nothing herein shall relieve the defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of an Underwriter, or the Company, or the Selling Stockholders or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, then neither the Company nor the Selling Stockholders shall be under any liability to the Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to the Underwriters except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in c/o J.P. Morgan Securities, LLC, 383 Madison Avenue, New York, New York 10179, (fax: (212) 622-8358), Attention: Equity Syndicate Desk, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attn: Registration Department, and Merrill Lynch Pierce Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, (fax: (646) 855-3073), Attn: Syndicate Department, with a copy to fax (212) 230-8730, Attention: ECM Legal, and with a copy to Christopher Austin, Esq. Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, NY 10019; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to Donald R. Reynolds, Esq. at Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607; and if to the Selling Stockholders to their respective address with a copy to such Selling Stockholder’s counsel, if any, listed on Schedule I; provided, however, that any notice to the Underwriters pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriters at their respective address set forth in their Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

16. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) each Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) neither the Representatives nor any other Underwriters are advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction, and (v) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent each deemed appropriate and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriters shall have any responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Stockholders. The Company and the Selling Stockholders agree that they will not claim that any Underwriter has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and each of the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Without limiting the applicability of any other provision of this Agreement, with respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by a Selling Stockholder, the Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the First Time of Delivery, such unsold allotment in respect of Shares attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

23. (a) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

“Covered Entity” means any of the following:

(A) “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company and the Selling Stockholders.

[Signature Page Follows]

Very truly yours,

BENEFITFOCUS, INC.

By:	/s/ Jonathon E. Dussault
Name: Jonathon E. Dussault
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The Selling Stockholders named in Schedule I hereto

GS CAPITAL PARTNERS VI FUND, L.P. By: GSCP VI Advisors, L.L.C. its General Partner

/s/ William Y. Eng
Name: William Y. Eng
Title: Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P. By: GSCP VI Offshore Advisors, L.L.C. its General Partner

/s/ William Y. Eng
Name: William Y. Eng
Title: Vice President

GS CAPITAL PARTNERS VI GMBH & CO. KG By: GS Advisors VI, L.L.C. its Managing Limited Partner

/s/ William Y. Eng
Name: William Y. Eng
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P. By: GS Advisors VI, L.L.C. its General Partner

/s/ William Y. Eng
Name: William Y. Eng
Title: Vice President

[Signature Page to Underwriting Agreement]

The Selling Stockholders named in Schedule I hereto (continued)

MERCER LLC

By:	/s/ Jackie Marks
Name: Jackie Marks
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Alice Takhtajan
Name: Alice Takhtajan
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Elizabeth Wood
Name: Elizabeth Wood
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Alok Matapurkar
Name: Alok Matapurkar
Title: Managing Director

On behalf of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

	Number of Firm Shares to be Sold	Maximum Number of Optional Shares to be Sold
GS Capital Partners VI Fund, L.P.	1,519,280	227,892
GS Capital Partners VI Offshore Fund, L.P.	1,263,684	189,553
GS Capital Partners VI Parallel, L.P.	417,776	62,666
GS Capital Partners VI GmbH & Co. KG	53,995	8,100
Mercer LLC	2,450,023	367,503

Total	5,704,758	855,714

Notices to the Selling Stockholders shall be sent to the following address:

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Mercer LLC

1166 Avenue of the Americas

New York, New York 10036

With a copy to counsel for the Selling Stockholders:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, New York 10022

Attn: Michael A. Levitt, Esq.

SCHEDULE II

	Total Number of Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC.	1,996,665	299,500
Goldman Sachs & Co. LLC	1,711,427	256,714
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,426,190	213,928
Piper Jaffray & Co.	228,190	34,229
Raymond James & Associates, Inc.	228,190	34,229
Wedbush Securities Inc.	57,048	8,557
First Analysis Securities Corporation	57,048	8,557

Total	5,704,758	855,714

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)	Additional Documents Incorporated by Reference:

None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The number of Shares to be purchased by the Underwriters is 5,704,758.

The public offering price per share for the Shares is $48.25.

ANNEX I

Benefitfocus, Inc.

Form of Lock-Up Agreement

February 26, 2019

J.P. Morgan Securities LLC

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

As Representatives of the Underwriters

Under the Underwriting Agreement

(the “Representatives”)

Re: Benefitfocus, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives (the “Representatives”) of the underwriters (the “Underwriters”) named in the Underwriting Agreement dated February [●], 2019 (the “Underwriting Agreement”), intend to enter into the Underwriting Agreement with Benefitfocus, Inc., a Delaware corporation (the “Company”), and certain selling shareholders of the Company, providing for the public offering (the “Offering”) by the Underwriters of shares (the “Shares”) of the common stock, par value $0.001 per share of the Company (the “Common Stock”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or publicly announce the intention to do any of the foregoing. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 30 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement. If the undersigned has rights to require the Company to register the Undersigned’s Shares, it hereby waives them during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (a) to the Company if the Company exercises its right to repurchase, at any time after the termination of employment or consulting relationship by an employee or consultant for any reason, any Shares purchased pursuant to the exercise of options, or (b) with the prior written consent of the Representatives on behalf of the Underwriters. Additionally, the undersigned may transfer the Undersigned’s Shares without the prior written consent of the Representatives (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to its grantor or beneficiaries pursuant to its terms; (iii) as a distribution to limited partners, members or stockholders of the undersigned; (iv) to another corporation, partnership or other business entity that controls, is controlled by or is under common control with, the undersigned; (v) to the Company pursuant to the exercise of stock options for Shares that have been granted by the Company prior to, and are outstanding as of the date of the Underwriting Agreement under employee benefit plans on the terms of such plans as described in the final prospectus relating to the Offering, where the Shares received upon any such exercise are held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party); or (vi) to the Company to satisfy withholding taxes for any equity award granted prior to the date of the Underwriting Agreement, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or other similar taxable event, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party); provided that in the case of clauses (i) – (iv), the donee, trustee, distributee, or transferee thereof, as applicable, agrees to be bound in writing by the restrictions set forth herein; provided further that any such donation, distribution or transfer shall not involve a disposition for value; and provided further that in the case of clauses (i) – (iv), such transfers of Shares are not required to be reported in any public report or filing with the SEC and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, the undersigned may (i) sell Shares purchased by the undersigned on the open market following the Offering if and only if (a) such sales are not required to be reported in any public report or filing with the SEC and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales; (ii) sell Shares

2

pursuant to a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, relating to the sale of securities by the undersigned (a “10b5-1 Plan”) in place and effective as of February 26, 2019 and disclosed in writing to the Representatives; (iii) establish a new 10b5-1 Plan, provided that the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and provided further that the establishment of such plan will not result in any public filing or other public announcement of such plan by the undersigned or the Company during the Lock-Up Period; and (iv) exercise an option to purchase shares of Common Stock granted under any stock incentive plan of the Company described in the final prospectus used to sell the Shares, provided that any shares of Common Stock received as a result of such exercises shall be subject to the terms of this Lock-Up Agreement.

This Lock-Up Agreement shall not apply to any Shares sold by the undersigned to the Underwriters in the Offering. The undersigned understands that if (i) the Underwriting Agreement does not become effective on or before March 12, 2019, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) the Company advises the Underwriters or the Underwriters advise the Company in writing prior to the execution of the Underwriting Agreement, that it has (or they have) determined to abandon or withdraw or not to proceed with the Offering or (iv) the registration statement for the Offering is withdrawn from the SEC, then this Lock-Up Agreement will terminate and the undersigned will be released from all obligations under this Lock-Up Agreement notwithstanding anything to the contrary contained in this Lock-Up Agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding anything herein to the contrary, Goldman Sachs & Co. LLC and its affiliates, other than GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG and GS Capital Partners VI Parallel, L.P., may engage in underwriting, brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, hedging, arbitrage, principal investing and other similar activities conducted in the ordinary course of its or its affiliates’ businesses.

The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature Page Follows]

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Very truly yours,

Exact Name of Stockholder (as it appears on stock certificate (s))

Authorized Signature

Title

ANNEX II

Form of Comfort Letter

ANNEX II(a)

ANNEX II(b)

ANNEX III(a)

FORM OF UNDERWRITERS’ COUNSEL OPINION LETTER

ANNEX III(b)

FORM OF COMPANY COUNSEL OPINION LETTER

1

ANNEX III(c)(i)

Form of Opinion of Freshfields Bruckhaus Deringer US LLP

1

ANNEX III(c)(ii)

Form of Opinion of Maples and Calder

ANNEX III(c)(iii)

Form of Opinion of P+P Pöllath + Partners